AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        FINANCIAL PERFORMANCE CORPORATION

                             FPC ACQUISITION CORP.,

                               iMAPDATA.COM, INC.,


                               William Lilley III

                                       and

                               Laurence De Franco


                          Dated as of February 23, 2000

                               Table of Contents
                               -----------------
                                                                            Page
                                                                            ----
                                   ARTICLE I.

                                   THE MERGER

SECTION 1.01.   The Merger....................................................2
SECTION 1.02.   Effective Time................................................2
SECTION 1.03.   Effect of the Merger..........................................2
SECTION 1.04.   Certificate of Incorporation; By-Laws.........................2
SECTION 1.05.   Directors and Officers........................................3
SECTION 1.06.   Effect on Capital Stock.......................................3
SECTION 1.07.   Tax Consequences..............................................3
SECTION 1.08.   Taking of Necessary Action; Further Action....................3

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.01.   Organization; Power and Authority; Qualifications..............4
SECTION 2.02.   Authorization of the Documents; No Conflicts...................4
SECTION 2.03.   No Consent or Approval Required................................4
SECTION 2.04.   Capitalization.................................................5
SECTION 2.05.   Predecessor and Subsidiaries...................................5
SECTION 2.06.   No Defaults....................................................5
SECTION 2.07.   Financial Information..........................................6
SECTION 2.08.   Absence of Undisclosed Liabilities.............................6
SECTION 2.09.   Absence of Changes.............................................6
SECTION 2.10.   Title to Assets, Properties and Rights; Insurance..............7
SECTION 2.11.   Intellectual Property Rights...................................7
SECTION 2.12.   Employment of Officers, Employees and Consultants.............10
SECTION 2.13.   Employee Benefit Plans; ERISA.................................10
SECTION 2.14.   Contracts.....................................................11
SECTION 2.15.   Compliance with Applicable Laws...............................11
SECTION 2.16.   Labor Relations; Employees....................................12
SECTION 2.17.   Litigation....................................................12
SECTION 2.18.   Environmental Laws............................................12
SECTION 2.19.   Tax Matters...................................................13
SECTION 2.20.   Related Party Transactions....................................14
SECTION 2.21.   Brokers.......................................................14
SECTION 2.22.   Disclosure....................................................14
SECTION 2.23.   Investment Representations....................................14

                               Table of Contents
                               -----------------
                                   (continued)
                                                                            Page
                                                                            ----

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 3.01.   Organization; Power and Authority; Qualifications.............15
SECTION 3.02.   Authorization of the Documents; No Conflicts..................16
SECTION 3.03.   Authorization of Parent Common Stock..........................16
SECTION 3.04.   No Consent or Approval Required...............................16
SECTION 3.05.   SEC Filings; Financial Statements.............................17

                                   ARTICLE IV.

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 4.01.   Conduct of Business Pending the Merger........................17
SECTION 4.02.   No Solicitation...............................................19

                                   ARTICLE V.

                            CONDITIONS TO THE MERGER

SECTION 5.01.   Conditions to Obligation of Each Party to Effect the Merger...20
SECTION 5.02.   Additional Conditions to Obligations of Parent and Merger Sub.20
SECTION 5.03.   Additional Conditions to Obligation of the Company............21

                                   ARTICLE VI.

                                   TERMINATION

SECTION 6.01.   Termination...................................................22
SECTION 6.02.   Effect of Termination.........................................22
SECTION 6.03.   Fees and Expenses.............................................22

                                  ARTICLE VII.

                               GENERAL PROVISIONS

SECTION 7.01.   Survival of Representations, Warranties and Agreements, Etc...23
SECTION 7.02.   Indemnification...............................................23
SECTION 7.03.   Remedies......................................................23
SECTION 7.04.   Successors and Assigns........................................24
SECTION 7.05.   Entire Agreement..............................................24
SECTION 7.06.   Notices.......................................................24

                               Table of Contents
                               -----------------
                                   (continued)
                                                                            Page
                                                                            ----
SECTION 7.07.   Amendment; Waiver.............................................25
SECTION 7.08.   Counterparts..................................................25
SECTION 7.09.   Interpretation................................................25
SECTION 7.10.   Severability..................................................25
SECTION 7.11.   Governing Law.................................................25
SECTION 7.12.   Waiver of Jury Trial..........................................25
SECTION 7.13.   Certain Definitions...........................................26
SECTION 7.14.   Obligations Joint and Several.................................27

                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER, dated as of February 23, 2000 (this "Agreement"), among FINANCIAL PERFORMANCE CORPORATION, a New York corporation ("Parent"), FPC ACQUISITION CORP., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), iMAPDATA.COM, INC., a Delaware corporation (the "Company"), William Lilley III ("Lilley") and Laurence J. De Franco ("De Franco"); Lilley and De Franco are sometimes hereinafter referred to, individually, as a "Stockholder" and, collectively, as the "Stockholders".

                              W I T N E S S E T H:

            WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders, and consistent with and in furtherance of their respective business strategies and goals, for Parent to cause Merger Sub to merge with and into the Company upon the terms and subject to the conditions set forth herein;

            WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

            WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

            WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's Common Stock, par value $0.01 per share (the "Company Common Stock"), shall be converted into the right to receive 1,000 shares of the Parent's Common Stock, par value $0.01 per share (the "Parent Common Stock"), upon the terms and subject to the conditions set forth herein; and

            WHEREAS, the Stockholders are the sole stockholders of the Company;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

            SECTION 1.01. The Merger.

            (a) Effective Time. At the Effective Time (as defined in Section
1.02 hereof), and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

            (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 6.01, and subject to the satisfaction or waiver of the conditions set forth in Article V the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article V, at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

            SECTION 1.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article V, the parties hereto shall cause the Merger to be consummated as of the day of the Closing by filing a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "Effective Time").

            SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            SECTION 1.04. Certificate of Incorporation; By-Laws.

            (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation; provided, however, that Article FOURTH shall be amended and restated in its entirety to provide that the capital stock of the Surviving Corporation shall consist of 1,000 shares of common stock, par value $.10 per share.

            (b) By-Laws. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

            SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

            SECTION 1.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

            (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1,000 validly issued, fully paid and nonassessable shares of Parent Common Stock.

            (b) Capital Stock of Merger Sub. Each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.10 par value, of the Surviving Corporation.

            SECTION 1.07. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

            SECTION 1.08. Taking of Necessary Action; Further Action. Subject to the terms and conditions set forth herein, each of Parent, Merger Sub, the Company and the Stockholders will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Stockholders hereby, jointly and severally, represent and warrant to Parent and Merger Sub as follows:

            SECTION 2.01. Organization; Power and Authority; Qualifications. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (or, in the case of Program Flow, Inc., Virginia) and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction listed on Schedule 2.1. The Stockholders have provided Parent with true, correct and complete copies of the Organizational Documents of the Company and each of its Subsidiaries.

            SECTION 2.02. Authorization of the Documents; No Conflicts. Each Stockholder and the Company has all necessary power and authority to execute and deliver this Agreement and the Employment Agreement and the Non-Competition Agreement referred to in Section 5.02(e) (this Agreement and the Employment Agreements and the Non-Competition Agreements referred to in Section 5.02(e) are sometimes referred to herein, individually, as a "Document" and, collectively, as the "Documents") executed by such Stockholder or the Company, as the case may be, to consummate the transactions contemplated by the Documents, and to perform his or its obligations under the Documents. Each Document to which a Stockholder or the Company is a party constitutes (or will constitute upon the execution and delivery thereof by such Stockholder or the Company, as the case may be) a valid, legal and binding obligation of such Stockholder or the Company, as the case may be, enforceable against such Stockholder or the Company, as the case may be, in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The execution, delivery and performance of the Documents and the consummation of the transactions contemplated thereby and compliance with the provisions thereof by the Stockholders and the Company will not (a) violate any Law or any Governmental Order applicable to any Stockholder or to the Company or any of is Subsidiaries or any of their respective properties or assets or (b) with or without due notice or lapse of time, or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of any Stockholder or of the Company or any of its Subsidiaries under, the Organizational Documents of the Company or any of its Subsidiaries, or any Contract or obligation to which any Stockholder, the Company or any of its Subsidiaries is a party or by which any of them or any of their properties is bound or affected. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action (including the approval of the Merger and this Agreement by the unanimous written consent of the stockholders of the Company) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement.

            SECTION 2.03. No Consent or Approval Required. No consent of any Person and no consent, approval or authorization of, or declaration to or filing with, any Governmental Entity is required for the valid authorization, execution and delivery by any

Stockholder or the Company of any Document or for the consummation by any Stockholder or the Company of the transactions contemplated thereby other than those consents, approvals, authorizations, declarations or filings (including those filings required to be made under applicable Federal securities and/or state securities and "blue sky" laws) which have been or will timely be obtained or made, as the case may be, and which are identified on Schedule 2.3.

            SECTION 2.04. Capitalization.

            (a) The authorized capital stock of the Company immediately prior to the Effective Time shall consist of 10,000 shares of Common Stock, par value $0.01 per share, of which (i) 1,000 shares shall have been validly issued and be outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and (ii) no additional shares shall have been reserved or authorized for issuance for any purpose.

            (b) Schedule 2.4 contains a true, complete and correct list of all record and beneficial holders of capital stock of the Company and each of its Subsidiaries, including the number of shares of capital stock held by each such holder. There are, and immediately prior to the Effective Time there will be, no outstanding Options or other Contracts, including preemptive or other rights, to purchase or otherwise acquire shares of capital stock of the Company or of any of its Subsidiaries pursuant to any provision of Law, the Organizational Documents of the Company or of any of its Subsidiaries or any Contract to which the Company or any of its Subsidiaries is a party; and there is, and immediately prior to the Effective Time there will be, no Contract or Lien (such as a right of first refusal, right of first offer, proxy, voting trust or voting agreement) with respect to the sale or voting of any shares of capital stock of the Company or of any of its Subsidiaries (whether outstanding or issuable upon conversion or exercise of outstanding securities). Each Stockholder owns, and immediately prior to the Effective Time will own, beneficially and of record, 500 shares of Common Stock, free and clear of all Liens.

            SECTION 2.05. Predecessor and Subsidiaries. On January 13, 2000, Incontext, Inc., a District of Columbia corporation ("Predecessor"), was duly merged into the Company in compliance with all applicable law. Except for the Subsidiaries of the Company listed on Schedule 2.4, none of the Predecessor, the Company or the entities that are Subsidiaries of the Company on the date hereof (Predecessor, the Company and the entities that are Subsidiaries of the Company on the date hereof are sometimes referred to herein, individually, as a "Member of the Company Group" and, collectively, as the "Members of the Company Group") has ever had, or presently has, any Subsidiaries or has owned, or presently owns, any capital stock or other proprietary interest, directly or indirectly, in any Person.

            SECTION 2.06. No Defaults. Neither the Company nor any of its Subsidiaries is in violation, breach or default (and no event has occurred which with due notice or the lapse of time or both would constitute a violation, breach or default) of or under any term, condition or provision of (i) its Organizational Documents, (ii) any Contract or other obligation to which it is a party or by which its properties or assets are bound, or (iii) any Governmental Order applicable to it or its properties or assets, except, in the case of clauses (ii) and (iii) of this Section 2.06, for such violations, breaches or defaults, if any, which, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Change.

            SECTION 2.07. Financial Information. The Stockholders have delivered to Parent a true, complete and correct copy of the Federal income tax returns of the Predecessor and the entities that are Subsidiaries of the Company on the date hereof for each of the years ended December 31, 1997, 1998 and (except for Program Flow, Inc. ) 1999 (collectively, the "Tax Returns"). The Tax Returns (i) are in accordance with the books and records of the Predecessor and the entities that are Subsidiaries of the Company on the date hereof and (ii) present fairly on an income tax basis the financial condition and results of operations of the Predecessor and the entities that are Subsidiaries of the Company on the date hereof as of the dates and for the periods indicated.

            SECTION 2.08. Absence of Undisclosed Liabilities. As of December 31, 1999, (a) the Predecessor and the entities that are Subsidiaries of the Company on the date hereof had no Liabilities (other than (i) to the extent set forth in the balance sheets included in the Tax Returns for the year ended December 31, 1999 or (ii) those set forth in Schedule 2.14(f)) which, individually or in the aggregate, exceeded $100,000.00. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which would be reflected in a combined balance sheet prepared in accordance with generally accepted accounting principles of the Predecessor and the entities that are Subsidiaries of the Company on the date hereof as of December 31, 1999 or in the notes to such combined balance sheet. Since December 31, 1999, none of the Predecessor, the Company or the entities that are Subsidiaries of the Company on the date hereof has incurred any Liabilities, except current Liabilities incurred in the ordinary course of business consistent with past practice and Liabilities of the Company assumed by the Company as successor by merger to the Predecessor, none of which, individually or in the aggregate, is reasonably likely to result in a material adverse change in or have a material adverse effect on the business, assets, properties, revenues, operations, prospects, condition (financial or otherwise), results of operations or liabilities of the Company and its Subsidiaries on a consolidated basis or of the Predecessor and the entities that are Subsidiaries of the Company on the date hereof on a combined basis (a "Material Adverse Change").

            SECTION 2.09. Absence of Changes. Since December 31, 1998, there has not been (a) any Material Adverse Change, (b) any borrowing or Contract to borrow any funds by any Member of the Company Group, (c) any asset or property of any Member of the Company Group subjected to any Lien, (d) any waiver or loss of any valuable right of any Member of the Company Group, or the cancellation of any debt, claim or Contract held by any Member of the Company Group, (e) except as set forth in Schedule 2.9, any declaration, setting aside or payment of a dividend on, or other distribution with respect to, or any direct or indirect redemption, purchase, or acquisition of, any shares of the capital stock of any Member of the Company Group (other than the cancellation of the capital stock of the Predecessor upon consummation of the merger of the Predecessor into the Company and the acquisition by the Company from the Stockholders of all of the outstanding capital stock of the two entities that are Subsidiaries of the Company on the date hereof), (f) any issuance of any stock, bond or other security of any Member of the Company Group (including Options or Contracts to purchase such securities or grant such Options) except as disclosed on Schedule 2.4, (g) any mortgage, pledge, sale, assignment, license or transfer of any tangible or intangible assets of any Member of the Company Group, except, with respect to tangible assets other than real property, sales in the ordinary course of business consistent with past practice and except for the transfer of the assets of the Predecessor to the Company upon consummation of the merger of the Predecessor into the Company, (h) any loan or guarantee by any Member of the Company Group to any officer, director, employee, consultant or stockholder of any Member of the Company Group (except for advances for travel expenses in the ordinary course of business), (i) any damage, destruction or loss (whether or not covered by insurance) affecting the business, assets, properties, operations, condition (financial or otherwise) or results of operations of any Member of the Company Group in any material respect, (j) any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, consultant or agent of any Member of the Company Group outside the ordinary course of business consistent with past practice, (k) any change in the accounting methods, practices or policies followed by any Member of the Company Group or any change in depreciation or amortization policies or rates theretofore adopted, or (l) any Contract by any Member of the Company Group to do any of the foregoing.

            SECTION 2.10. Title to Assets, Properties and Rights; Insurance. The Company and its Subsidiaries have good and marketable title to all properties, interests in properties and assets, real, personal and mixed, tangible or intangible, used in the conduct of their business, free and clear of any Lien. The Company and its Subsidiaries own, license or lease all personal properties and assets necessary to the operation of their business as now conducted and as proposed to be conducted. The Company and its Subsidiaries maintain in full force and effect insurance with reputable insurers covering such risks and in such amounts (including deductibles) that are reasonable, adequate and customary for the business and operations conducted by the Company and its Subsidiaries.

            SECTION 2.11. Intellectual Property Rights.

            (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, service marks, service mark applications, service mark rights, copyrights, copyright applications, rights in data bases, trade names, unfair competition rights, franchises, licenses, inventories, know-how, trade secrets, moral rights, rights of publicity, customer lists, proprietary information, technologies, processes and formulae, all source and object code, computer algorithms, computer architectures, computer structures, display screens, layouts, inventions, development tools, and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records in any format, whether hard copy or machine-readable only.

            (b) The Company or a Subsidiary of the Company is the sole legal and beneficial owner, free and clear of any Lien, of the entire right, title and interest in and to the Intellectual Property Assets used in the conduct of the business of the Company and its Subsidiaries as presently conducted and as proposed to be conducted (it being understood, however, that where the Company is a licensee of Intellectual Property Assets such licenses may not be exclusive licenses) and such rights to use, sell or license are sufficient for such conduct of the business of the Company and its Subsidiaries. The execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby will not constitute a breach of any Contract involving any of the Intellectual Property Assets of the Company or any of its Subsidiaries, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Intellectual Property Asset or impair the rights of the Company and its Subsidiaries to use, sell or license any Intellectual Property Asset or portion thereof.

            (c) Set forth in Schedule 2.11(c) is a complete and correct list of
(i) all patents and patent applications owned by the Company or any of its Subsidiaries worldwide; (ii) all trademark and service mark registrations and all trademark and service mark applications and all trade names owned by the Company or any of its Subsidiaries worldwide; (iii) all copyright registrations and copyright applications owned by the Company or any of its Subsidiaries worldwide; (iv) all rights in data bases; and (v) all licenses owned by the Company or any of its Subsidiaries in which Company or any of its Subsidiaries is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Schedule 2.11(c), or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights. The Company and its Subsidiaries have used their reasonable best efforts to make all necessary filings and recordations to protect and maintain their interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, trade names, copyright registrations and copyright applications, rights in data bases and licenses set forth in
Schedule 2.11(c).

            (d) Each patent, trademark or service mark registration, and copyright registration of the Company or any of its Subsidiaries set forth in
Schedule 2.11(c) is valid and subsisting and has not been judged invalid, unregistrable or unenforceable, in whole or in part, and is enforceable. Except as set forth in Schedule 2.11(d), each patent application, trademark application, service mark application or copyright application of the Company or any of its Subsidiaries set forth in Schedule 2.11(c) is pending before an appropriate governmental body, and has not been judged unregistrable, in whole or in part. Each license of the Company or any of its Subsidiaries identified in
Schedule 2.11(c) is valid and subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is enforceable. The Company has notified Parent of all uses of any item of the Intellectual Property Assets of the Company or any of its Subsidiaries which, to the Best Knowledge of the Stockholders, has become invalid or unenforceable, including uses which were not supported by the good will of the business connected with such Intellectual Property Assets. Except for transfer by the Predecessor to the Company upon consummation of the merger of the Predecessor into the Company, no Member of the Company Group has made a previous assignment, transfer or Contract constituting a present or future assignment, transfer or Lien of any Intellectual Property Asset. Except as listed in Schedule 2.11(c), no Member of the Company Group has granted any license, release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Intellectual Property Assets.

            (e) Neither the use of the Intellectual Property Assets, nor the manufacture, marketing, license, sale or use of any product or service currently licensed or sold by any Member of the Company Group or currently under development by any Member of the Company Group violates any license agreement between any Member of the Company Group and any third party or, to the actual knowledge of the Company, infringes any proprietary rights of any third party and there is no pending or, to the actual knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Asset or product nor, to the actual knowledge of the

Company, is there any basis for any such claim, nor has any Member of the Company Group received any notice asserting that any of the Intellectual Property Assets or products of any Member of the Company Group, or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion.

            (f) To the actual knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property Assets of the Company or any of its Subsidiaries by any third party, including any employee or former employee of any Member of the Company Group nor is there any basis to suspect any employee or former employee of any Member of the Company Group of any such unauthorized use, infringement or misappropriation..

            (g) Except as set forth in Schedule 2.11(g), there are no royalties, honoraria, fees or other fixed or contingent amounts or payments payable by any Member of the Company Group to any person with respect to any Intellectual Property Assets.

            (h) The Company and its Subsidiaries have taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights of the Company and its Subsidiaries in, the Intellectual Property Assets. To the actual knowledge of the Company, no current or prior officer, employee or consultant of or to any Member of the Company Group (i) claims or has a right to claim an ownership interest in any Intellectual Property Assets as a result of having been involved in the development or licensing of any such property while employed by or consulting to any Member of the Company Group, or otherwise, or (ii) to the Best Knowledge of the Stockholders, owns any Intellectual Property Assets directly or indirectly competitive with those of any Member of the Company Group.

            (i) Schedule 2.11(i) lists all material products and services of the Members of the Company Group sold or proposed to be sold by the Company or any Subsidiary of the Company. Schedule 2.11(i) sets forth, for each product and service, the following: (i) a list of all Contracts (including all development agreements, trademark or service mark licenses, technology licenses, manufacturer's representative agreements, distribution or other agreements) relating to the product or service; (ii) as to any Contract under which compliance or performance continues to be required, the advances paid or payable, and the royalties or other sums payable, to any third parties with respect to such product or service and (iii) a list of third parties with distribution rights to such product or service together with a description of:
(a) the territory in which the third party has distribution rights; and (b) whether such distribution rights are exclusive or nonexclusive.

            (j) To the actual knowledge of the Company, after conducting commercially reasonably testing and evaluation on all software products or services owned, provided or otherwise developed by any Member of the Company Group, or used in the conduct of the business of any Member of the Company Group as presently conducted and as proposed to be conducted, whether in whole or in part, by or for any Member of the Company Group, which incorporate any date-related information or otherwise process any date-related information, any such software products or services provide, among other things, the following functionality: (i) accurate processing of date-related information before, during and after January 1, 2000, including accepting the date input, providing the date output, and performing calculations on dates or portions of dates; (ii) accurate functioning without interruption before, during and after January 1, 2000, without any change in operation associated with the advent of the new century; (iii) ability to respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) the ability to store and provide output date information in ways that are unambiguous as to century.

            (k) Schedule 2.11(k) sets forth a complete list of each employee of or consultant to any Member of the Company Group who has or is proposed to have access to the source code of any Member of the Company Group or any material confidential and proprietary information of any Member of the Company Group.

            SECTION 2.12. Employment of Officers, Employees and Consultants. No Person has asserted any claim against any Member of the Company Group or any of the present officers or employees of or consultants to any Member of the Company Group (collectively, the "Designated Persons") with respect to (a) the continued employment by, or association with, any Member of the Company Group, of any of the Designated Persons or (b) the use, in connection with any business presently conducted or proposed to be conducted by any Member of the Company Group, of any information which any Member of the Company Group or any of the Designated Persons would be prohibited from using under any prior agreement or arrangement or any legal considerations applicable to unfair competition, trade secrets or proprietary information.

            SECTION 2.13. Employee Benefit Plans; ERISA.

            (a) Except as set forth in Schedule 2.13, neither any Member of the Company Group nor any ERISA Affiliate (as defined below) maintains, or has ever maintained, any Employee Benefit Plan. "Employee Benefit Plan" means any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and any other plan, policy, program, practice or Contract providing benefits to any current or former director, employee or independent contractor (or to any dependent or beneficiary thereof) of any Member of the Company Group or any ERISA Affiliate, which are now or have ever been maintained by any Member of the Company Group or any ERISA Affiliate or under which any Member of the Company Group or any ERISA Affiliate has any obligation or Liability, including all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, stock appreciation rights, stock option, stock purchase or other similar plans, policies, programs, practices, arrangements or Contracts. "ERISA Affiliate" means any entity (whether or not incorporated) other than the Company that, together with any Member of the Company Group, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or (iii) an affiliated service group within the meaning of Section 414(m) of the Code. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such Plans or Contracts pending, nor to the Best Knowledge of the Stockholders, threatened, against any such Plans or Contracts.

            (b) Neither any Member of the Company Group nor any ERISA Affiliate has proposed or agreed to the creation of any new Employee Benefit Plan.

            SECTION 2.14. Contracts. Except as set forth on Schedule 2.14, no Member of the Company Group is a party to any Contract not made in the ordinary course of business and, whether or not made in the ordinary course of business, no Member of the Company Group is a party to any (a) Contract with any labor union; (b) Contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements; (c) Contract for the employment of any officer, individual employee or other person on a full-time basis or any Contract with any Person on a consulting basis; (d) Contract or indenture relating to the borrowing of money or to the placing of a Lien on any asset of the Company or a Subsidiary of the Company; (e) guaranty of any obligation for borrowed money; (f) Contract under which the Company or a Subsidiary of the Company is lessee of or holds or operates any property, real or personal, owned by any other Person; (g) Contract under which the Company or a Subsidiary of the Company is lessor of or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company or a Subsidiary of the Company; (h) Contract for capital expenditures in excess of $10,000; (i) Contract under which the Company or a subsidiary of the Company is obligated to pay any broker's fees, finder's fees or any such similar fees, to any Person; (j) stockholder or other Contract relating to the holding, sale or other transfer, voting or registration under the Securities Act of any securities of the Company or a Subsidiary of the Company; or (k) any other Contract which is material to the business of the Company and its Subsidiaries on a consolidated basis (collectively, the "Material Contracts"). The Company has made available to the Parent a true, complete and correct copy of each of the Material Contracts. With such exceptions, if any, as would not, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Change, all of the Material Contracts are in full force and effect and constitute the valid and binding obligations of one or more Members of the Company Group and the other parties thereto, enforceable in accordance with their respective terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and neither any Member of the Company Group nor any other party thereto is in default thereunder and there exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default by any other party thereunder.

            SECTION 2.15. Compliance with Applicable Laws.

            (a) The Company and its Subsidiaries have made or have obtained and hold all material registrations, filings, submissions, certificates, determinations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (collectively, "Permits") necessary for the lawful conduct of their business as presently or previously conducted. Schedule 2.15 sets forth a complete and correct list of each Permit that is held by any Member of the Company Group or that otherwise relates to the business of, or to any of the assets or properties owned or used by, any Member of the Company Group. With respect to such Permits which are material, (i) the Permits of the Company and its Subsidiaries are valid and in full force and effect, (ii) no Member of the Company Group is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, such Permits, and (iii) none of such Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by the Documents.

            (b) The business of the Members of the Company Group has been conducted in compliance in all material respects with all applicable Laws. To the Best Knowledge of the Stockholders, no investigation or review by any Governmental Entity with respect to any Member of the Company Group is pending or threatened nor has any Governmental Entity indicated an intention to conduct the same.

            SECTION 2.16. Labor Relations; Employees. No Member of the Company Group is bound by or subject to (and none of its assets or properties is bound by or subject to) any Contract with any labor union, and no labor union has requested or, to the Best Knowledge of the Stockholders, has sought to represent any of the employees, representatives or agents of any Member of the Company Group. There is no strike or other labor dispute involving any Member of the Company Group pending, or to the Best Knowledge of the Stockholders, threatened, nor is any Member of the Company Group aware of any labor organization activity involving its employees. No Member of the Company Group is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with any Member of the Company, nor does any Member of the Company Group have a present intention to terminate the employment of any of the foregoing. No Member of the Company Group is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them in any capacity to the date hereof or amounts required to be reimbursed to such employees. The Members of the Company Group are in compliance in all material respects with all Laws with respect to the wages, hours and working conditions of their employees. The Members of the Company Group believe that their relations with their employees are satisfactory.

            SECTION 2.17. Litigation. There is no suit, claim, action, investigation, litigation, arbitration or other proceeding ("Proceeding") pending or, to the Best Knowledge of the Stockholders, threatened against any Member of the Company Group. No Member of the Company Group is subject to any outstanding Governmental Order.

            SECTION 2.18. Environmental Laws.

            (a) The Members of the Company Group are in compliance with any and all applicable Laws relating to the protection of human health and safety or emissions, discharges, releases, threatened releases, removal, remediation or abatement of pollutants, contaminants, chemicals or industrial, hazardous or toxic substances or wastes into or in the environment (including air, surface water, ground water or land) or otherwise used in connection with the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances or wastes, as defined under such applicable laws ("Environmental Laws"). No Permits are required under applicable Environmental Laws to conduct the business of the Company Group.

            (b) To the Best Knowledge of the Stockholders, there is no substance designated a "hazardous substance" by any Environmental Law, including asbestos, petroleum, urea formaldehyde insulation and petroleum by-products ("Hazardous Substance") present at any of the real property currently owned or leased by any Member of the Company Group, except to the extent that such presence would not result in a Material Adverse Change; and with respect to such real property, to the Best Knowledge of the Stockholders, there has not occurred (i) any release or any threatened release of a Hazardous Substance or (ii) any discharge or threatened discharge of any Hazardous Substance into the ground, surface or navigable waters, which discharge or threatened discharge violates any Federal, state, local or foreign laws, rules or regulations concerning water pollution.

            (c) No Member of the Company Group has disposed of, transported or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation or arrangement would give rise to liability pursuant to any Environmental Law other than any such liabilities that could not reasonably be expected to result in a Material Adverse Change.

            SECTION 2.19. Tax Matters. (a) Each Member of the Company Group has filed all Federal, state, local and foreign tax returns, declarations of estimated tax, tax reports, information returns, amended returns and statements (collectively, the "Returns") required to be filed by it prior to the Effective Time relating to any Taxes (as defined below); (b) as of the time of filing, the Returns were complete and correct in all material respects and the Members of the Company Group have paid all Taxes shown on the Returns to be due; (c) no Member of the Company Group is delinquent in the payment of any Taxes, nor has any Member of the Company Group requested any extension of time within which to file any Return, which Return has not since been filed; (d) to the Best Knowledge of the Stockholders, there are no pending tax audits of any Returns of any Member of the Company Group; (e) no Tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes has been proposed, asserted or assessed against any Member of the Company Group; (f) no Member of the Company Group has granted any extension of the statute of limitations applicable to any Return or other Tax claim which remains effective;
(g) no Member of the Company Group has, during the five-year period preceding the date hereof, been a personal holding company within the meaning of Section 542 of the Code (or any corresponding provision of state, local or foreign Law);
(h) no Member of the Company Group has made any election under Section 341(f) of the Code (or any corresponding provisions of state, local or foreign Law); (i) no Member of the Company Group is liable for Taxes of any other Person to the Best Knowledge of the Stockholders, nor is any Member of the Company Group currently under any contractual obligation to indemnify any Person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of taxes other than income taxes), nor is any Member of the Company Group a party to any tax sharing agreement or any other agreement providing for payments by any Member of the Company Group with respect to Taxes;
(j) no Member of the Company Group has agreed, nor is any Member of the Company Group required, as a result of a change in method of accounting or otherwise with respect to any taxable year ending on or before the Effective Time, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in taxable income for any taxable year ending after the Effective Time; and (k) except as set forth on Schedule 2.19, no Member of the Company Group has ever elected S corporation status within the meaning of Section 1361(a)(1) of the Code (or any corresponding provision of state, local or foreign Law). As used in this Agreement, the term "Tax" shall mean any of the Taxes and the term "Taxes" shall mean, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause
(i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person or a member of an affiliated or combined group.

            SECTION 2.20. Related Party Transactions. Except as set forth in
Schedule 2.21, no stockholder, director, officer or employee of any Member of the Company Group, nor any "Affiliate" (as defined in the rules and regulations promulgated under the Securities Act) of any such Person, is presently, or since the inception of any Member of the Company Group has been, directly or indirectly through his, her or its affiliation with any other Person, a party to any transaction with any Member of the Company Group providing for the furnishing of services by or to, or rental or license of real or personal property from or to, or otherwise requiring cash payments to or by any such Person.

            SECTION 2.21. Brokers. Neither any Member of the Company Group nor any of the officers, directors, employees or stockholders of any Member of the Company Group has employed any broker or finder in connection with the transactions contemplated by this Agreement.

            SECTION 2.22. Disclosure. Neither this Agreement nor any other Document or certificate delivered by or on behalf of the Stockholders or any Member of the Company Group in connection with the Closing of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, viewed as a whole, in light of the circumstances under which they were made, not misleading. To the Best Knowledge of the Stockholders, there is no fact which materially adversely affects the business, assets, properties, operations, prospects, condition (financial or otherwise), results of operations or liabilities of the Members of the Company Group which has not been set forth in this Agreement (or in Schedule 2.22) or in such other Documents or certificates.

            SECTION 2.23. Investment Representations.

            (a) Each Stockholder will be acquiring the shares of Parent Common Stock to be acquired by such Stockholder upon consummation of the Merger for his own account and not with a view to the distribution thereof within the meaning of the Securities Act in any transaction that would violate the securities Laws of the United States of America, or any state, without prejudice, however, to the right of such Stockholder at all times to sell or otherwise dispose of such shares of Parent Common Stock under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities Law, subject to the Documents.

            (b) Each Stockholder understands that (i) the shares of Parent Common Stock to be acquired by such Stockholder upon consummation of the Merger will not be registered under the Securities Act, by reason of their issuance by Parent in a transaction exempt from the registration requirements of the Securities Act, and (ii) such shares of Parent Common Stock must be held by such Stockholder indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Each Stockholder understands further that, except as may be provided in the Registration Rights Agreement referred to in Section 5.03(g), the Parent will be under no obligation to register any of the shares of Parent Common Stock to be issued upon consummation of the Merger.

            (c) Each Stockholder further understands that, with respect to the shares of Parent Common Stock to be issued upon the consummation of the Merger, the exemption from registration afforded by Rule 144 (the provisions of which are known to the Stockholders) promulgated under the Securities Act ("Rule 144") depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales in limited amounts.

            (d) Each Stockholder agrees that Parent may place a legend on the certificates delivered upon consummation of the Merger stating that the shares of Parent Common Stock have not been registered under the Securities Act and, therefore, cannot be offered, sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available, and that the Parent may place stop transfer orders on the transfer books of Parent.

            (e) Each Stockholder is a sophisticated investor with sufficient knowledge and experience in investing in companies similar to Parent so as to be able to evaluate the risks and merits of its investment in Parent and that he is financially able to hold the shares of Parent Common Stock to be acquired by him upon consummation of the Merger indefinitely and to bear the risks thereof and the entire loss of his investment in Parent. Each Stockholder is an "accredited investor" as defined under Rule 501(a) of Regulation D promulgated under the Securities Act.

            SECTION 2.24. 1999 Revenues. The combined revenues of the Predecessor and the entities that are Subsidiaries of the Company on the date hereof for the calendar year ended December 31, 1999 from third parties (without duplication) were as follows: billed -- not less than $1,600,000; collected -- not less than $1,350,000.

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company and the Stockholders as follows:

            SECTION 3.01. Organization; Power and Authority; Qualifications. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Merger Sub is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and as presently proposed to be conducted and to carry out the transactions contemplated by the Documents. With such exceptions, if any, as will not be material, Parent is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the nature of the business conducted by Parent or the character of its properties or operations requires such qualification or licensing. Parent has provided the Stockholders with true, correct and complete copies of its Organizational Documents.

            SECTION 3.02. Authorization of the Documents; No Conflicts. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver the Documents, to consummate the transactions contemplated by the Documents, and to perform its obligations under the Documents. The execution, delivery and performance by Parent and Merger Sub of the Documents to which it is or is to be a party have been duly authorized and approved by all requisite corporate action by Parent or Merger Sub, as the case may be, and each such Document constitutes (or will, upon the execution and delivery thereof by Parent or Merger Sub, as the case may be, constitute) a valid, legal and binding obligation of Parent or Merger Sub, as the case may be, enforceable against Parent or Merger Sub, as the case may be, in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The execution, delivery and performance of the Documents to which Parent or Merger Sub is or is to be a party and the consummation of the transactions contemplated thereby and compliance with the provisions thereof by Parent and Merger Sub and the issuance and delivery of the Parent Common Stock to be issued by Parent upon consummation of the Merger, will not (a) violate any Law or any Governmental Order applicable to Parent or Merger Sub or any of its properties or assets or (b) with or without due notice or lapse of time, or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, the Organizational Documents of Parent or Merger Sub, or any Contract or obligation to which Parent is a party or by which it or any of its properties is bound or affected.

            SECTION 3.03. Authorization of Parent Common Stock. The authorization, issuance and delivery of the shares of Parent Common Stock to be issued upon consummation of the Merger have been duly authorized by all requisite corporate action of Parent, and, when issued and delivered as contemplated hereby, such shares of Parent Common Stock will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of Parent or others.

            SECTION 3.04. No Consent or Approval Required. No consent of any Person and no consent, approval or authorization of, or declaration to or filing (other than the filing of the Certificate of Merger) with, any Governmental Entity is required for the valid authorization, execution and delivery by Parent or Merger Sub of any Document or for the consummation by Parent or Merger Sub of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the shares of Parent Common Stock upon consummation of the Merger.

            SECTION 3.05. SEC Filings; Financial Statements.

            (a) Parent has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission since December 31, 1997 through the date of this Agreement (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Parent SEC Reports), and each fairly presents in all material respects the consolidated financial position of the Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                                  ARTICLE IV.

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  The Stockholders, jointly and severally, covenant and agree as follows:

            SECTION 4.01. Conduct of Business Pending the Merger. From the date of this Agreement to the Closing, except as consented to by Parent in writing, the Stockholders will not cause or permit the representations and warranties of the Stockholders set forth in this Agreement to be untrue with respect to the period from the date of this Agreement to the Closing, except for changes resulting from the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

            (a) The business of the Company and its Subsidiaries shall be conducted only in the ordinary course, which, without limitation, shall not include (i) the making of any commitment (except for purchases of merchandise, supplies or services in amounts consistent with past practice and in the ordinary course of business) extending beyond March 31, 2000, (ii) the sale or disposition of any assets, tangible or intangible, (iii) the making of any capital expenditures or commitments therefor in excess of $50,000 in the aggregate, (iv) the making of any loans to stockholders, directors officer or employees of the Company or any of its Subsidiaries, or (v) the execution of any lease of real property or commitment therefor.

            (b) No change will be made in the Organizational Documents of the Company or any of its Subsidiaries.

            (c) No change shall be made in the number of shares of capital stock authorized, issued or outstanding of the Company or any of its Subsidiaries.

            (d) No dividend or other distribution or payment shall be declared, made or paid in respect to the capital stock of the Company, nor shall the Company or any of its Subsidiaries, directly or indirectly, redeem, purchase or otherwise acquire any such stock or agree to do any of the foregoing.

            (e) Neither the Company nor any of its Subsidiaries will grant any general or uniform increase in the rates of pay to its employees or in the benefits under any profit-sharing, bonus, pension, retirement, severance or other similar payment plan, nor increase the compensation payable or to become payable to officers, or to any other salaried employee whose aggregate compensation now exceeds $50,000 per annum, nor increase any bonus, insurance, pension or other benefit plan payment or arrangement made to, for, or with any such officer or salaried employee.

            (f) No borrowings shall be made by the Company or any of its Subsidiaries; nor shall the Company or any of its Subsidiaries pledge or subject to any Lien any of its assets, tangible or intangible; nor shall the Company or any of its Subsidiaries waive any right of substantial value.

            (g) No change shall be made in the banking and safe deposit arrangements of the Company or any of its Subsidiaries.

            (h) The Company and its Subsidiaries will duly comply in all material respects with all laws applicable to them in the conduct of their business.

            (i) No change shall be made in the contingent obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty, or otherwise, other than changes in ordinary course, not material in amount.

            (j) The Company and its Subsidiaries will maintain their property and assets in substantially their represent order and condition, subject to normal wear and tear.

            (k) Neither the Company nor any of its Subsidiaries will issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest in the Company or any of its Subsidiaries.

            (l) Neither the Company nor any of its Subsidiaries will take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (k) above.

The Company and its Subsidiaries will permit representatives of Parent, its legal counsel and Messrs. Grant Thornton LLP, independent certified public accountants, such access to their offices and records and will give to those representatives such information relating to the affairs of the Company and its Subsidiaries as the representatives may reasonably request for purposes related to this Agreement. The Company and its Subsidiaries will use their best efforts to preserve their business organizations intact, to keep available to the Surviving Corporation (without making any commitment on its behalf) the services of the present officers and employees of the Company and its Subsidiaries and to preserve for the Surviving Corporation the good will of their customers, suppliers and others having business relations with them.

            SECTION 4.02. No Solicitation.

            (a) Neither the Company nor any Stockholder shall, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries or of any Stockholder, solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any Subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal").

            (b) The Company and the Stockholders shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs the Company or such Subsidiary or any Stockholder that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of Parent, and the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal.

            (c) Anything to the contrary in this Section or elsewhere in this Agreement notwithstanding, (i) the Board of Directors of the Company shall not approve or recommend, or propose to approve or recommend, any Acquisition Proposal and (ii) none of the Company, any Subsidiary of the Company or any Stockholder shall enter into any agreement with respect to any Acquisition Proposal.

            (d) The Company and the Stockholders shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

            (e) The Company shall ensure that the officers, directors and employees of the Company and its Subsidiaries and any advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02.

                                   ARTICLE V.

                            CONDITIONS TO THE MERGER

            SECTION 5.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger or (ii) prohibiting or seeking to prohibit or limiting or seeking to limit, Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of the Surviving Corporation or any of its subsidiaries; and

            (b) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

            SECTION 5.02. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Stockholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto shall be true and correct as of the date of this Agreement and shall be deemed repeated as of the date of the Closing (the "Closing Date") and shall then be true and correct, except that the representations and warranties of the Stockholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the Closing Date, except to the extent a representation or warranty is expressly limited by its terms to another date.

            (b) Performance of Covenants. The Stockholders and the Company shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by them at or before the Effective Time.

            (c) No Material Adverse Change. Since December 31, 1999, no change or event shall have occurred which has resulted in or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

            (d) Stockholders' Certificate. The Parent shall have received a certificate of the Stockholders, dated the Closing Date, certifying as to the matters set forth in Sections 5.02(a), (b) and (c).

            (e) Employment Agreements. At the Closing , each of the Stockholders shall have entered into an Employment Agreement with the Surviving Corporation and a Non-Competition Agreement with Parent, in each case, in form and substance satisfactory to Parent.

            (f) Proceedings. All proceedings to be taken and all waivers and consents, approvals, qualifications and/or registrations required to be obtained or effected in connection with the execution, delivery and performance by the Stockholders and the Company of the Documents and the transactions contemplated thereby, shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Effective Time which may be required under applicable Federal and state securities or "blue sky" laws which, if required, the Stockholders hereby agree to file on a timely basis as may be so required), and all documents incident thereto, shall be reasonably satisfactory in form and substance to Parent and its counsel. Parent and its counsel shall have received all such originals or certified or other copies of such documents as have been reasonably requested.

            (g) Opinion of Counsel. Parent shall have received from Venable, Baetjer, Howard & Civiletti, LLP, counsel for the Stockholders and the Company, its favorable opinion addressed to the Parent, dated the date of the Closing, in form and substance reasonably satisfactory to Parent.

            SECTION 5.03. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions.

            (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto shall be true and correct as of the date of this Agreement and shall be deemed repeated as of the Closing Date and shall then be true and correct, except that the representations and warranties of Parent set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the Closing Date, except to the extent a representation or warranty is expressly limited by its terms to another date.

            (b) Performance of Covenants. Parent and Merger Sub shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by them at or before the Closing Date.

            (c) No Material Adverse Change. Since December 31, 1999, no change or event shall have occurred which has had or could reasonably be expected, individually or in the aggregate, to result in a material adverse change in or have a material adverse effect on the business, assets, properties, operations, prospects, condition (financial or otherwise), results of operations or liabilities of Parent.

            (d) Officer's Certificate. The Stockholders shall have received a certificate of an executive officer of Parent, dated the Closing Date, certifying as to the matters set forth in Sections 5.03(a),(b) and (c).

            (e) Corporate Proceedings. All proceedings to be taken and all waivers and consents, approvals, qualifications and/or registrations required to be obtained or effected in connection with the execution, delivery and performance by Parent and Merger Sub of the Documents and the transactions contemplated thereby, including the issuance and delivery of the shares of Parent Common Stock to be issued and delivered hereunder, shall have been taken, obtained or effected (except for the filling of any notice subsequent to such Closing which may be required under applicable Federal and state securities or "blue sky" laws which, if required, Parent hereby agrees to file on a timely basis as may be so required), and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Stockholders and their counsel. The Stockholders and their counsel shall have received all such originals or certified or other copies of such documents as have been reasonably requested.

            (f) Opinion of Counsel. The Stockholders shall have received from Kramer Levin Naftalis & Frankel LLP, counsel for Parent and Merger Sub, its favorable opinion addressed to the Stockholders dated the date of the Closing in form and substance reasonably satisfactory to the Stockholders.

            (g) Employment and Registration Rights Agreements. At the Closing, each of the Stockholders shall have entered into an Employment Agreement with the Surviving Corporation and the Stockholders shall have entered into a Registration Rights Agreement with Parent, in each case, in form and substance satisfactory to the Stockholders.

                                  ARTICLE VI.

                                   TERMINATION

            SECTION 6.01. Termination. This Agreement may be terminated at any time prior to the Effective Time:

            (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

            (b) by either Parent or the Company if the Merger shall not have been consummated by March 3, 2000; or

            (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

            SECTION 6.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders except that nothing herein shall relieve the Company, Parent, Merger Sub or any Stockholder from liability for any willful material breach hereof.

            SECTION 6.03. Fees and Expenses. Except as set forth in this Section 6.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent shall, subsequent to the Effective Time, pay the reasonable legal fees and expenses incurred by the Stockholders in connection with the Merger.

                                  ARTICLE VII.

                               GENERAL PROVISIONS

            SECTION 7.01. Survival of Representations, Warranties and Agreements, Etc. All representations and warranties herein or in any other Document or made pursuant hereto or thereto shall survive the Merger for a period of fifteen (15) months following the Effective Time, except that the representations and warranties in Section 2.04 and in Schedule 2.4 shall survive indefinitely. All statements contained in any schedule, certificate or other instrument delivered by the Stockholders or Parent pursuant to this Agreement or any other Document shall constitute representations and warranties by the Stockholders or Parent, as the case may be. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative. Each of Parent and the Stockholders shall be entitled to rely on all such representations and warranties regardless of any investigation by or on its behalf and regardless of whether Parent or the Stockholders , as the case may be, knew or should have known that such representation or warranty was not true, correct or complete.

            SECTION 7.02. Indemnification.

            (a) The Stockholders shall indemnify, defend and hold Parent harmless against all claims, liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) ("Losses"), arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Stockholders herein or in any other Document or any facts or circumstances constituting any such untruth, inaccuracy or breach or with respect to any liability for any brokers' or finders' fees or compensation owing or alleged to be owing in connection with the transactions contemplated hereby. The Stockholders shall not have any obligation to indemnify Parent and the Surviving Corporation hereunder, and Parent shall not have any obligation to indemnify the Stockholders hereunder, in either case, unless and until (except in the case of an untruth, inaccuracy or breach of any of the representations or warranties in
Section 2.04 or in Schedule 2.4 or a breach of any Document other than this Agreement) the aggregate amount of the Losses exceeds $200,000.00.

            (b) Parent shall indemnify, defend and hold the Stockholders harmless against all Losses arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of Parent herein or in any other Document or any facts or circumstances constituting any such untruth, inaccuracy or breach.

            SECTION 7.03. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement or in any other Document shall have been breached by either Stockholder or the Company, Parent may proceed to protect and enforce its rights by action at law or by suit in equity, including an action for specific performance, injunctive relief and other forms of equitable relief (without posting any bond and without proving that damages would be inadequate) in respect of any such covenant or agreement contained in this Agreement or in any other Document. All remedies hereunder shall be cumulative and the election of any one remedy shall not preclude any other remedy.

            SECTION 7.04. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            SECTION 7.05. Entire Agreement. This Agreement, the Documents and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

            SECTION 7.06. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class-registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below, or such other address, telecopy number or person's attention, as may hereafter be designated in writing by such party to the other parties:

            (a) if to either Stockholders or the Company, to:

                           Suite 540
                           1615 L Street N.W.
                           Washington, D.C.  20036
                           Telecopier: (202) 659-1109

                           with a copy to:

                           Robert G. Gottlieb
                           Venable, Baetjer, Howard and Civiletti, LLP
                           1615 L Street N.W., Suite 400
                           Washington, D.C.  20036
                           Telecopier:  (202) 429-3231

            (b) if to Parent or Merger Sub, to:

                           Financial Performance Corporation
                           335 Madison Avenue
                           8th Floor
                           New York, New York  10017
                           Attention:  Chief Executive Officer
                           Telecopier:  (212) 980-0528
                           with a copy to:

                           Kramer Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Howard A. Sobel, Esq.
                           Telecopier:  (212) 715-8000

All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the third business day after the posting thereof.

            SECTION 7.07. Amendment; Waiver. The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Stockholders and Parent.

            SECTION 7.08. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            SECTION 7.09. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article, Schedule or Exhibit, such reference shall be to a Section or Article of or Schedule or Exhibit to this Agreement unless otherwise indicated. Where the reference "hereof," "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders..

            SECTION 7.10. Severability. If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

            SECTION 7.11. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

            SECTION 7.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM

(WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 7.13. Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings ascribed to them in this
Section 7.14:

                    (1) "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

                    (2) "Best Knowledge" means (a) actual knowledge and (b) that knowledge which a prudent businessperson could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection with the foregoing, the knowledge (both actual and constructive) of any director, officer or key employee of the Company or any of its Subsidiaries shall be imputed to be the knowledge of the Stockholders

                    (3) "Contract" means any agreement, contract, obligation, promise, commitment, arrangement or undertaking (whether written or oral and whether express or implied), other than those that have been terminated.

                    (4) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                    (5) "Governmental Entity" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency (including the NASD), governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body, in each case whether domestic or foreign.

                    (6) "Governmental Order" means any order, writ, rule, judgment, injunction, decree, stipulation, determination, decision, consent, agreement or award of, or entered into by or with, any Governmental Entity.

                    (7) "Law" means all applicable provisions of all constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances codes or orders of any Governmental Entity.

                    (8) "Liabilities" means any liability or obligation of any nature, whether accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted.

                    (9) "Lien" means any mortgage, lien, pledge, security interest, encumbrance, assessment, restriction, charge or other adverse claim or interest of every nature.

                    (10) "Options" means any right, option, warrant or agreement to purchase or subscribe for any securities of another Person.

                    (11) "Organizational Documents" means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
                    (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any and all amendments to any of the foregoing.

                    (12) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Entity.

                    (13) "Securities Act" means the Securities Act of 1933, as amended, or any successor law.

                    (14) "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company or other entity of which such Person, either directly or indirectly through one or more other Subsidiaries, owns more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

            SECTION 7.14. Obligations Joint and Several. All obligations of the Stockholders hereunder shall be deemed to be their joint and several obligations.

            SECTION 7.15. Certain Non-Competition Agreements. Subsequent to the Effective Time, the Stockholders shall use their reasonable best efforts to cause each key employee of the Surviving Corporation or any of its Subsidiaries to enter into an agreement with the Surviving Corporation containing (A) reasonable non-competition provisions, (B) non-solicitation provisions effective for up to one year after termination of such person's employment or other relationship with the Company and its Subsidiaries, (C) non-disclosure of confidential information provisions and (D) assignment of inventions provisions, such agreements to be in form and substance reasonably satisfactory to Parent.

            SECTION 7.16. Certain Tax Provisions. Each party hereby agrees to take all reasonable action to cause the Merger to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and will immediately notify the other parties of any circumstance or condition of which it is or becomes aware which might cause the Merger to fail to so qualify. Parent represents to the Stockholders that no Affiliate of Parent has taken any action that would cause the Merger to fail to so qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and it is not aware of any circumstances which would cause the Merger to fail to so qualify. Parent agrees that it will not take any action or cause any Affiliate of Parent to take any action which would cause the Merger to fail to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. The Company and the Stockholders represent to Parent that no Affiliate of the Company or of any Stockholder has taken any action that would cause the Merger to fail to so qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and none of them is aware of any circumstances which would cause the Merger to fail to so qualify. The Company and each Stockholder covenants to Parent that he or it will not take any action or cause any of his or its Affiliates to take any action which would cause the Merger to fail to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                  IN WITNESS WHEREOF, each of the Stockholders has duly executed this Agreement and Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     FINANCIAL PERFORMANCE
                                     CORPORATION



                                     By: /s/
                                         --------------------------------------
                                     Name:  Jeffrey Silverman
                                     Title: Chairman and Chief Executive Officer



                                     FPC ACQUISITION CORP.



                                     By: /s/
                                         -------------------------------
                                     Name:  Ronald Nash
                                     Title: Secretary and Treasurer



                                     iMAPDATA.COM, INC.



                                     By: /s/
                                         -------------------------------
                                     Name:  William Lilley III
                                     Title: Chairman


                                     /s/
                                     ------------------------------------
                                     William Lilley III


                                     /s/
                                     ------------------------------------
                                     Laurence J. De Franco